Accumulator®

Combination variable and fixed deferred annuity

Enrollment Form under Group Annuity Contract No. 2006GAC and Application for Individual Contract

Mailing Instructions:
Express Mail: JPMorgan Chase
4 Chase Metrotech Center, 7th Floor West
Attn: Remit One Lockbox 13014
Brooklyn, NY 11245-0001
Regular Mail: Accumulator
P.O. Box 13014, Newark, NJ 07188-0014

AXA EQUITABLE

AXA Distributors, LLC

For Assistance
Call 888-517-9900

PLEASE PRINT

1. Type of contract

1. ☐ Non-Qualified (NQ)
2. ☐ Rollover IRA or ☐ Flexible Premium IRA[1] (Tax year______)
3. ☐ Roth Conversion IRA or ☐ Flexible Premium Roth IRA[1] (Tax year______)
4. ☐ ERISA Rollover TSA or ☐ Non-ERISA Rollover TSA
5. ☐ Qualified Plan Defined Contribution[2](DC)
6. ☐ Qualified Plan Defined Benefit[2](DB)
7. ☐ Inherited IRA BCO (Direct Transfer of Decedent IRA)[3]
8. ☐ Inherited Roth IRA BCO (Direct transfer of Decedent Roth IRA)[3]

Footnotes:
1. PGB is not available;
2. EEB is not available;
3. GMIB, PGB, GWBL and Special DCA are not available.

2. Initial contribution

Total Initial Contribution(s): $ ____________________

Specify Method(s) of Payment:

☐ **Check payable to AXA Equitable or Wire**
☐ **1035 Exchange** (from **Single** Owner contract, NQ only)
☐ **1035 Exchange** (from **Joint** Owner contract, NQ only)
☐ **CD or Mutual Fund Transfer** (NQ only)
☐ **Direct Transfer** (IRA or Rollover TSA)
☐ **Rollover** (IRA or Rollover TSA)
☐ **Direct 90-24 transfer from another carrier** (Rollover TSA only)

3. Owner

Must be a legal resident of the US.

If your Mailing Address is different from the Primary Residential Address below, please provide your Mailing Address in Section 8.

☐ Individual ☐ UGMA/UTMA _____ (State)
☐ Trust ☐ Qualified Plan Trust (DC/DB)
☐ Custodian (IRA/Roth) ☐ Other Non-Natural Owner

☐ **Male** ☐ **Female**

Name (First) (Middle Initial) (Last)

Social Security No. or other TIN Date of Birth (MM/DD/YYYY)

U.S.A. Primary Residential Address only - No P.O. Box Permitted

City State ZIP Code

Daytime Phone # Valid Driver's License No./Passport #/State Issued ID#

optional 4. Joint owner

Must be a legal resident of the US. (NQ certificates/contracts only. For GWBL, use Section 14B.)

☐ **Male** ☐ **Female**

Name (First) (Middle Initial) (Last)

Social Security No. Date of Birth (MM/DD/YYYY)

U.S.A. Primary Residential Address only - No P.O. Box Permitted

City State ZIP Code

Daytime Phone # Valid Driver's License No./Passport #/State Issued ID#

5. Annuitant

If other than Owner.

☐ **Male** ☐ **Female**

Name (First) (Middle Initial) (Last)

Social Security No. Date of Birth (MM/DD/YYYY)

U.S.A. Primary Residential Address only - No P.O. Box Permitted

City State ZIP Code

6. Joint Annuitant

(For Spousal NQ contracts that are 1035 Exchange only. For Joint Life with GWBL use Section 14C.)

☐ **Male** ☐ **Female**

Name (First) (Middle Initial) (Last)

Social Security No. Date of Birth (MM/DD/YYYY)

U.S.A. Primary Residential Address only - No P.O. Box Permitted

City State ZIP Code

7. Beneficiary(ies)

Please use Section 8 for additional Primary or Contingent Beneficiaries.

Primary

1. ______________________ ______%

Primary Beneficiary Name

____

Relationship to Owner

2. ______________________ ______%

Primary Beneficiary Name

____

Relationship to Owner

Contingent

____

Contingent Beneficiary Name

8. Special Instructions

Attach a separate sheet if additional space is needed. For Owners whose Mailing Address differs from their Primary Residential Address in Section 3, please complete the following:

____

Mailing address — P.O. Box accepted

____

Mailing address-City State Zip Code

____

____

____

9. Current Insurance

1. Do you have any other existing life insurance or annuities? ☐ Yes ☐ No
2. Will any existing life insurance or annuity be (or has it been) surrendered, withdrawn from, loaned against, changed or otherwise reduced in value, or replaced in connection with this transaction assuming the certificate/contract applied for will be issued? ☐ Yes ☐ No

   If **Yes**, complete the following:

____

Company Type of Plan Year Issued Certificate/Contract Number

10. Contract State

The Contract State is your state of primary residence (Owner's primary residential address from Section 3) unless you sign the application in a different state. **If you are signing this application in a state other than your state of primary residence, check one box below:**

☐ I have a second residence in the state of sale.

☐ I work or conduct business in the state of sale.

If none of the above apply the application must be signed in your state of Primary Residence, unless we approve another state.

11. Disclosures

Withdrawals under your Certificate/Contract may reduce your Benefit Base. **PGB, GMIB, GMDB, and GWBL** may not be voluntarily terminated. The charges under the Certificate/Contract generally apply for the duration of the Certificate/Contract. • I understand that the value of GWBL may be limited if I do not take withdrawals. For GMIB, PGB and GMDB: For IRA, QP and TSA Certificates/Contracts: depending on your age, the benefits may be of limited usefulness to you because of federal income tax lifetime required minimum distribution rules which must generally begin after age 70½; distributions that are withdrawn from the Certificate/Contract may significantly reduce your benefit. You should consult your tax advisor. • GWBL: For IRA, QP and TSA Certificates/Contracts: Unless you elect our Automatic RMD service and comply with the conditions set forth in the Certificate/Contract, the Certificate/Contract may have limited usefulness to you because partial withdrawals to satisfy minimum distribution rules might reduce your Benefit Base. You should consult with your tax advisor to determine if this Certificate/Contract is appropriate for your circumstances.

12. Living Benefit Elections

OPTIONAL Subject to availability

There is an additional charge for each election. These elections cannot be changed after the contract has been issued. You may only make one election in this section.

12A. Guaranteed Withdrawal Benefit for Life (GWBL)

Unless 'Yes' is checked below, GWBL is declined.

☐ **Yes,** I wish to elect the GWBL Rider with the **Standard** Death Benefit — Owner issue ages **45–85**

☐ **Yes,** I wish to elect the GWBL Rider with the **Enhanced** Death Benefit — Owner issue ages **45–75**

Owner must allocate funds among the **five Asset Allocation Investment Options** GIO and/or Special DCA.

If you elect GWBL, skip to Section 14.

12B. Guaranteed Minimum Income Benefit (GMIB) —

Greater of 6% to age 85 or Annual Ratchet to age 85. Guaranteed Minimum Death Benefit (GMDB) elections are also made in this Section.

Unless "Yes" is checked below, GMIB is declined.

Owner issue ages 20–75. **Choose One:**

1. GMIB with Annual Roll Up Reset feature

☐ **Yes,** I wish to elect GMIB and Standard GMDB*

☐ **Yes,** I wish to elect GMIB and Annual Ratchet to age 85 GMDB*

☐ **Yes,** I wish to elect GMIB and Greater of Roll Up to Age 85 or Annual Ratchet to age 85 GMDB

* These two elections restrict your Investment Options to the **five Asset Allocation Investment Options** and/or GIO.

2. GMIB without Annual Roll Up Reset feature

☐ **Yes,** I wish to elect GMIB and Standard GMDB

☐ **Yes,** I wish to elect GMIB and Annual Ratchet to age 85 GMDB

If you elect GMIB, skip to section 13B if you wish to elect EEB. Otherwise, skip to Section 15.

12C. Principal Guarantee Benefit (PGB)

Unless 'Yes' is checked below, PGB is declined.

☐ **Yes,** I wish to elect the **100% PGB:**

Owner must allocate funds among the **five Asset Allocation Investment Options** and/or GIO.

☐ **Yes,** I wish to elect the **125% PGB:**

Owner must allocate funds among the **AXA Moderate Allocation Investment Option** and/or GIO.

If you elect PGB, you must make a GMDB election in Section 13A.

13. Death Benefit Elections

Subject to availability. Except for "Standard" GMDB there is an additional charge for GMDB.

13A. Guaranteed Minimum Death Benefit (GMDB)

If you did not elect GWBL or GMIB, this Section is MANDATORY. For Owner issue ages 81–85 the contract will be issued with Standard GMDB.

Owner Issue Age 0–75

☐ Standard; or

☐ Annual Ratchet to age 85; or

☐ Greater of 6% to age 85 or Annual Ratchet to age 85

Owner Issue Age 76–80

☐ Standard; or

☐ Greater of 3% to age 85 or Annual Ratchet to age 85

13B. Earnings Enhancement Benefit (EEB)

Unless 'Yes' is checked below, EEB is declined.

☐ **Yes,** I wish to elect the EEB—Owner issue ages 0–75.

If you elect EEB, skip to Section 15.

14. GWBL Elections

Complete Section 14 only if you elected GWBL in Section 12A.

14A. Type of GWBL contract

1. ☐ **Single Life**

2. ☐ **Joint Life — Spousal Only** (Not available for TSA or QP contracts. Must indicate Successor Owner. If Non-natural Owner, indicate Joint Annuitant.)

14B. Successor Owner for GWBL

For Joint Life only. Must be Owner's spouse.

☐ **Male** ☐ **Female**

Name (First) (Middle Initial) (Last)

Social Security No. Date of Birth (MM/DD/YYYY)

U.S.A. Primary Residential Address only — No P.O. Box Permitted

City State ZIP Code

Daytime Phone # Valid Driver's License No./Passport #/State Issued ID #

If you are applying for an NQ contract, you can give the Successor Owner full ownership rights by checking the "Yes" box below. **If you checked "1035 Exchange from Joint Owner" in Section 2, you must check "Yes" below. Do not check if you checked "1035 Exchange from Single Owner."**

☐ **Yes**, Successor Owner will have full ownership rights.

14C. Joint Annuitant: For Joint Life GWBL contracts with Non-Natural Owner only, must be Annuitant's spouse.

☐ **Male** ☐ **Female**

Name (First) (Middle Initial) (Last)

Social Security No. Date of Birth (MM/DD/YYYY)

U.S.A. Primary Residential Address only - No P.O. Box Permitted

City State ZIP Code

14D. GWBL Payment Plans (optional)

If you do not plan to defer your withdrawals, complete the following section and choose 1 or 2 below:

Frequency: ☐ Monthly ☐ Quarterly ☐ Annually

Start Date: ______________ (Month, Day, Year). You must wait at least 28 days after your contract issue date before payments can begin. They cannot be made later than the 28th day of the month.

1. ☐ Maximum Payment Plan (calculated by AXA Equitable)
2. ☐ Customized Payment Plan

Amount of withdrawal: $______________

Total withdrawal for the contract year must not exceed your Guaranteed Annual Withdrawal Amount. The withdrawal may be includible in income and if made prior to age 59½ may be subject to an additional 10% federal income tax penalty.

We will automatically withhold 10% federal income tax from the taxable amount of each withdrawal, unless you are eligible to, and make an election below. Some states require us to withhold state income tax if federal income tax is withheld. Please consult your tax advisor for rules that apply to you. If you are a US citizen/legal resident and the check is sent abroad, we must withhold tax.

If you are not a US citizen/legal resident you cannot use only this form. In addition, please send us a letter requesting this distribution, indicating your current residence and citizenship status, along with an IRS Form W-8BEN. We will withhold 30% tax unless your Form W-8BEN properly indicates to us that we may withhold at a different rate.

☐ I do not want federal income tax (and state, if applicable) withheld from my distribution. I have provided my U.S. residence address and Social Security Number or other TIN in Section 3. I understand that I am responsible for the payment of estimated taxes, and that I may incur penalties if my payments are not enough.

optional 15. Fund rebalancing

You may **not** elect Rebalancing on this application if you are allocating any portion of your contribution to an FMO. **A separate form is required.**

You may **not** elect Rebalancing if you allocate 100% of your contribution to only one investment option, we **cannot** rebalance one option. **Additional Variable Investment Option (VIO) and GIO transfers you make will not modify or cancel the scheduled rebalancing.**

☐ Option 1: VIO only. You may **not** elect this Rebalancing option if you allocate **any** funds to the GIO.

☐ Quarterly ☐ Semi Annually **or** ☐ Annually

☐ Option 2: VIO and GIO. You may **not** elect this Rebalancing option if you elect **any** DCA.

☐ Quarterly ☐ Semi Annually **or** ☐ Annually

The Rebalancing Program will use the "Immediate" allocations provided in Section 16.Any changes to this program must be in writing. Rebalancing will be on the same day of the month as the Contract Date.

16. Immediate allocation options

Use Whole Percentages

Immediate Allocation — You must allocate your initial contribution among (1) GIO, (2) FMO, and/or (3) VIOs below using the "Immediate" allocation column, which must total 100%. All future Contributions will be allocated according to the percentages below unless instructed otherwise by you.

(1) Guaranteed Interest Option (GIO)*: Subtotal (1) ________%.

(2) Fixed Maturity Options (FMOs)* — Only available if the rate to maturity is more than 3%. Use Whole Percentages.

(1001) 1 year maturity ______%	(1006) 6 year maturity ______%
(1002) 2 year maturity ______%	(1007) 7 year maturity ______%
(1003) 3 year maturity ______%	(1008) 8 year maturity ______%
(1004) 4 year maturity ______%	(1009) 9 year maturity ______%
(1005) 5 year maturity ______%	(1010) 10 year maturity ______%

FMO Subtotal (2) ___________%.

(3) Variable Investment Options (VIO) Use Whole Percentages **Immediate**

Option	Code	Immediate
Asset Allocation		
AXA Conservative Allocation	(1715)	______%
AXA Conservative-Plus Allocation	(1716)	______%
AXA Moderate Allocation	(1717)	______%
AXA Moderate-Plus Allocation	(1718)	______%
AXA Aggressive Allocation[1]	(1719)	______%

If you elected GWBL, the Annual GMIB Roll Up Reset with Standard or Annual Ratchet GMDB, or 100% PGB you may only allocate among "GIO" and/or the "Asset Allocation" investment options, and if you elected 125% PGB you may only allocate among "GIO" and/or the "AXA Moderate Allocation" investment option .

Option	Code	Immediate
Large Cap (Growth)		
AXA Premier VIP Aggressive Equity	(1685)	______%
AXA Premier VIP Large Cap Growth	(1679)	______%
EQ/AllianceBernstein Large Cap Growth	(1691)	______%
EQ/Calvert Socially Responsible	(1695)	______%
EQ/Capital Guardian Growth	(1713)	______%
EQ/Capital Guardian US Equity	(1697)	______%
EQ/Evergreen Omega	(1701)	______%
EQ/Janus Large Cap Growth	(1705)	______%
EQ/Marsico Focus	(1707)	______%
EQ/MFS Emerging Growth Companies	(1709)	______%
EQ/Montag & Caldwell Growth	(1724)	______%
EQ/TCW Equity	(1722)	______%
Large Cap (Blend)		
AXA Premier VIP Large Cap Core Equity	(1678)	______%
EQ/AllianceBernstein Common Stock	(1686)	______%
EQ/Capital Guardian Research	(1698)	______%
EQ/Davis New York Venture	(1835)	______%
EQ/Equity 500 Index	(1700)	______%
EQ/JPMorgan Value Opportunities	(1711)	______%
EQ/Lord Abbett Large Cap Core	(1736)	______%
EQ/MFS Investors Trust	(1710)	______%
EQ/Oppenheimer Main Street Opportunity	(1840)	______%
EQ/UBS Growth and Income	(1725)	______%
Large Cap (Value)		
AXA Premier VIP Large Cap Value	(1680)	______%
EQ/AllianceBernstein Growth and Income	(1687)	______%
EQ/AllianceBernstein Value	(1694)	______%
EQ/Boston Advisors Equity Income	(1723)	______%
EQ/Legg Mason Value Equity	(1742)	______%
EQ/Lord Abbett Growth and Income	(1735)	______%
EQ/Mercury Basic Value Equity	(1708)	______%
EQ/Mutual Shares	(1838)	______%
Mid Cap (Growth)		
AXA Premier VIP Mid Cap Growth	(1681)	______%
EQ/AllianceBernstein Small Cap Growth	(1693)	______%
EQ/FI Mid Cap	(1702)	______%
EQ/Van Kampen Mid Cap Growth	(1739)	______%
Mid Cap (Blend)		
EQ/Ariel Appreciation II	(1740)	______%
EQ/FI Mid Cap Value	(1703)	______%
Mid Cap (Value)		
AXA Premier VIP Mid Cap Value	(1682)	______%
EQ/Lord Abbett Mid Cap Value	(1737)	______%
EQ/Van Kampen Comstock	(1738)	______%
Small Cap (Growth)		
EQ/Small Company Growth	(1726)	______%
EQ/Wells Fargo Montgomery Small Cap	(1728)	______%
Small Cap (Blend)		
EQ/Oppenheimer Main Street Small Cap	(1841)	______%
EQ/Small Cap Value	(1706)	______%
EQ/Small Company Index	(1714)	______%
Small Cap (Value)		
EQ/Franklin Small Cap Value	(1837)	______%
EQ/GAMCO Small Company Value	(1727)	______%
International[1]		
AXA Premier VIP International Equity	(1677)	______%
EQ/AllianceBernstein International	(1689)	______%
EQ/Capital Guardian International	(1696)	______%
EQ/International Growth	(1731)	______%
EQ/Mercury International Value	(1712)	______%
Diversified Emerging Markets		
EQ/Van Kampen Emerging Markets Equity	(1699)	______%
World Stock		
EQ/Oppenheimer Global	(1839)	______%
EQ/Templeton Growth	(1842)	______%
World Bond		
EQ/Evergreen International Bond	(1741)	______%
Fixed Income[1]		
AXA Premier VIP Core Bond	(1675)	______%
AXA Premier VIP High Yield Bond	(1684)	______%
EQ/AllianceBernstein Intermediate Gov't. Securities	(1688)	______%
EQ/AllianceBernstein Quality Bond	(1692)	______%
EQ/Caywood-Scholl High Yield Bond	(1729)	______%
EQ/JPMorgan Core Bond	(1704)	______%
EQ/Long Term Bond	(1732)	______%
EQ/PIMCO Real Return	(1733)	______%
EQ/Short Duration Bond	(1734)	______%
Money Market		
EQ/Money Market*	(1690)	______%
Specialty		
AXA Premier VIP Health Care	(1676)	______%
AXA Premier VIP Technology	(1683)	______%
EQ/AXA Rosenberg Value Long/Short Equity[1]	(1720)	______%
EQ/Franklin Income[1]	(1836)	______%
EQ/GAMCO Mergers and Acquisitions[1]	(1730)	______%
U.S. Real Estate	(1721)	______%

Variable Investment Options **Subtotal (3):** ___________%

Total of all Immediate Allocation subtotals
(1) _____% + (2) _____% + (3) _____% must equal 100%:

*** Contributions allocated to these Investment Options will cause the Rollup portion of your benefit base to grow at 3% (if elected).**

[1]Classification/grouping based on AXA Equitable's classification. Classifications based on Morningstar® categories, as of 9/30/06, except where otherwise noted. Past performance is no guarantee of future results.

17. Dollar cost averaging options

You may choose either Special or General Dollar Cost Averaging. You must allocate your entire Contribution according to the instructions in Section 16. Use the DCA Allocation column below for the transfer percentages. The total must equal 100%.

A. Special Dollar Cost Averaging (Special DCA) — Choose one time period and an allocation percentage. Not available with Inherited IRA/Roth IRA.

☐ 3-months: **100% Allocation or** ________% **or** $________

☐ 6-months: **100% Allocation or** ________% **or** $________

☐ 12-months: **100% Allocation or** ________% **or** $________

Use the DCA Allocation column below for amounts to be transferred under this DCA program. If not allocating entire initial Contribution to Special DCA, you must allocate the remaining portion to the Immediate allocation column in Section 16. If you do not specify an immediate allocation that is different than the DCA allocation or vice versa, we will use the allocations provided in either column for both DCA and Immediate allocations.

B. General Dollar Cost Averaging (General DCA)
You may choose only one of the options listed below.

1. ☐ **Guaranteed Interest Option (GIO) — Interest Sweep Option**
You must allocate a minimum of $7,500 to the GIO on the previous page. Use the DCA allocation column below for the Interest Sweep transfer percentages. If you do not complete the "Immediate" allocation column on the previous page, 100% of your contribution will be allocated to the GIO (if permitted).

2. General DCA: Fixed Period Option, please deplete my General DCA account monthly over the following time period. Choose one:

☐ GIO ___ (months) or ☐ EQ/Money Market* ___ (months)

(In Section 16, you must use the "Immediate Allocation" column to allocate a minimum of $5,000 to the GIO or the EQ/Money Market, whichever you checked above.)

The following DCA allocations also apply to new Contributions unless you completed Section 16 or changed your allocations for new Contributions.

Variable Investment Options (VIO) Whole Numbers Only		DCA
Asset Allocation		
AXA Conservative Allocation	(1715)	______%
AXA Conservative-Plus Allocation	(1716)	______%
AXA Moderate Allocation	(1717)	______%
AXA Moderate-Plus Allocation	(1718)	______%
AXA Aggressive Allocation[1]	(1719)	______%

If you elected GWBL, the Annual GMIB Roll Up Reset with Standard or Annual Ratchet GMDB, or 100% PGB you may only allocate among "GIO" and/or the "Asset Allocation" investment options, and if you elected 125% PGB you may only allocate among "GIO"and/or the "AXA Moderate Allocation" investment option .

Large Cap (Growth)		
AXA Premier VIP Aggressive Equity	(1685)	______%
AXA Premier VIP Large Cap Growth	(1679)	______%
EQ/AllianceBernstein Large Cap Growth	(1691)	______%
EQ/Calvert Socially Responsible	(1695)	______%
EQ/Capital Guardian Growth	(1713)	______%
EQ/Capital Guardian US Equity	(1697)	______%
EQ/Evergreen Omega	(1701)	______%
EQ/Janus Large Cap Growth	(1705)	______%
EQ/Marsico Focus	(1707)	______%
EQ/MFS Emerging Growth Companies	(1709)	______%
EQ/Montag & Caldwell Growth	(1724)	______%
EQ/TCW Equity	(1722)	______%
Large Cap (Blend)		
AXA Premier VIP Large Cap Core Equity	(1678)	______%
EQ/AllianceBernstein Common Stock	(1686)	______%
EQ/Capital Guardian Research	(1698)	______%
EQ/Davis New York Venture	(1835)	______%
EQ/Equity 500 Index	(1700)	______%
EQ/JPMorgan Value Opportunities	(1711)	______%
EQ/Lord Abbett Large Cap Core	(1736)	______%
EQ/MFS Investors Trust	(1710)	______%
EQ/Oppenheimer Main Street Opportunity	(1840)	______%
EQ/UBS Growth and Income	(1725)	______%
Large Cap (Value)		
AXA Premier VIP Large Cap Value	(1680)	______%
EQ/AllianceBernstein Growth and Income	(1687)	______%
EQ/AllianceBernstein Value	(1694)	______%
EQ/Boston Advisors Equity Income	(1723)	______%
EQ/Legg Mason Value Equity	(1742)	______%
EQ/Lord Abbett Growth and Income	(1735)	______%
EQ/Mercury Basic Value Equity	(1708)	______%
EQ/Mutual Shares	(1838)	______%
Mid Cap (Growth)		
AXA Premier VIP Mid Cap Growth	(1681)	______%
EQ/AllianceBernstein Small Cap Growth	(1693)	______%
EQ/FI Mid Cap	(1702)	______%
EQ/Van Kampen Mid Cap Growth	(1739)	______%
Mid Cap (Blend)		
EQ/Ariel Appreciation II	(1740)	______%
EQ/FI Mid Cap Value	(1703)	______%
Mid Cap (Value)		
AXA Premier VIP Mid Cap Value	(1682)	______%
EQ/Lord Abbett Mid Cap Value	(1737)	______%
EQ/Van Kampen Comstock	(1738)	______%
Small Cap (Growth)		
EQ/Small Company Growth	(1726)	______%
EQ/Wells Fargo Montgomery Small Cap	(1728)	______%
Small Cap (Blend)		
EQ/Oppenheimer Main Street Small Cap	(1841)	______%
EQ/Small Cap Value	(1706)	______%
EQ/Small Company Index	(1714)	______%
Small Cap (Value)		
EQ/Franklin Small Cap Value	(1837)	______%
EQ/GAMCO Small Company Value	(1727)	______%
International[1]		
AXA Premier VIP International Equity	(1677)	______%
EQ/AllianceBernstein International	(1689)	______%
EQ/Capital Guardian International	(1696)	______%
EQ/International Growth	(1731)	______%
EQ/Mercury International Value	(1712)	______%
Diversified Emerging Markets		
EQ/Van Kampen Emerging Markets Equity	(1699)	______%
World Stock		
EQ/Oppenheimer Global	(1839)	______%
EQ/Templeton Growth	(1842)	______%
World Bond		
EQ/Evergreen International Bond	(1741)	______%
Fixed Income[1]		
AXA Premier VIP Core Bond	(1675)	______%
AXA Premier VIP High Yield Bond	(1684)	______%
EQ/AllianceBernstein Intermediate Gov't. Securities	(1688)	______%
EQ/AllianceBernstein Quality Bond	(1692)	______%
EQ/Caywood-Scholl High Yield Bond	(1729)	______%
EQ/JPMorgan Core Bond	(1704)	______%
EQ/Long Term Bond	(1732)	______%
EQ/PIMCO Real Return	(1733)	______%
EQ/Short Duration Bond	(1734)	______%
Money Market		
EQ/Money Market*	(1690)	______%
Specialty		
AXA Premier VIP Health Care	(1676)	______%
AXA Premier VIP Technology	(1683)	______%
EQ/AXA Rosenberg Value Long/Short Equity[1]	(1720)	______%
EQ/Franklin Income[1]	(1836)	______%
EQ/GAMCO Mergers and Acquisitions[1]	(1730)	______%
U.S. Real Estate	(1721)	______%

Must Total: 100%

*** Contributions allocated to these Investment Options will cause the Rollup portion of your benefit base to grow at 3% (if elected).**

[1]Classification/grouping based on AXA Equitable's classification. Classifications based on Morningstar® categories, as of 9/30/06, except where otherwise noted. Past performance is no guarantee of future results.

18. Fraud warnings

Arkansas/New Mexico: Any person who knowingly presents a false or fraudulent claim for payment of a loss or benefit or knowingly presents false information in an application for insurance is guilty of a crime and may be subject to fines and confinement in prison. • **Colorado/District of Columbia/Kentucky/Louisiana/Maine/Tennessee:** It is a crime to knowingly provide false, incomplete, or misleading facts or information to an insurance company for the purpose of defrauding or attempting to defraud the company. Penalties may include imprisonment, fines, denial of insurance, and civil damages. • **Oklahoma:** Any person who knowingly and with intent to injure, defraud or deceive an insurer, files a statement of claim or an application containing any false, incomplete, or misleading information is guilty of a felony. • **Ohio:** Any person, who with intent to defraud or knowing that he is facilitating a fraud against an insurer, submits an enrollment form/application or files a claim containing a false or deceptive statement is guilty of insurance fraud. • **New Jersey:** Any person who includes any false or misleading information on an application for an insurance policy is subject to criminal and civil penalties. • **All other states (except Virginia):** Any person who knowingly and with intent to defraud any insurance company files an enrollment form/application or statement of claim containing any materially false, misleading or incomplete information may be guilty of a crime which may be punishable under state or Federal law.

19. Broker transfer authorization

☐ **Yes,** by signing below, I hereby designate my registered representative named below to act as my agent in giving subaccount transfer instructions by telephone or electronically, and I authorize AXA Equitable to act on such instructions. I understand that AXA Equitable (i) may rely in good faith on the stated identity of a person placing such instructions, and (ii) will have no liability for any claim, loss, liability, or expense that may arise in connection with such instructions. AXA Equitable will continue to act upon this authorization until such time as it receives my written notification of a change at its processing office. AXA Equitable may (i) change or terminate telephone or electronic or overnight mail transfer procedures at any time without prior notice, and (ii) restrict fax, internet, telephone and other electronic transfer services because of disruptive transfer activity.

20. Signature and acknowledgements

I/WE UNDERSTAND AND ACKNOWLEDGE THE DISCLOSURES IN SECTION 11 AND THAT:

• No GWBL, GMIB, PGB, GMDB and/or EEB is elected unless I checked the correct box in Sections 12 & 13. • My account value attributable to allocations to the variable investment options, and any variable annuity benefit payments I may elect, may increase or decrease and are not guaranteed as to dollar amount. • My Fixed Maturity Option amount may increase or decrease in accordance with a market value adjustment until the maturity date. • The crediting rate used for the GMIB and GMDB benefit base (if elected) does not represent a guarantee of my Account Value or Cash Value, and if I exercise GMIB, the benefit will be in the form of lifetime periodic payments only. • In the case of IRAs, Qualified Plans and TSAs that provide tax deferral under the Internal Revenue Code, by signing this enrollment form/application I acknowledge that I am buying the certificate/contract for its features and benefits other than tax deferral, as the tax deferral feature of the certificate/contract does not provide additional benefits. • All information and statements furnished in this enrollment form/application are true and complete to the best of my knowledge and belief. • Under penalty of perjury, I certify that the Social Security Number or other TIN in Section 3 is correct. • AXA Equitable may accept amendments to this enrollment form/application provided by me or under my authority. • I understand that any change made to the benefits applied for, or to the age at issue, must be agreed to in writing by AXA Equitable on an amendment. • No registered representative has the authority to make or modify any certificate/contract on behalf of AXA Equitable, or to waive or alter any of AXA Equitable's rights and regulations. • **I acknowledge receipt of the most current prospectus for the Accumulator. After reviewing my financial information and goals with my agent, I believe this contract will meet my financial objectives.** • **Consent for Delivery of Initial Prospectus on CD-ROM:**

☐ **Yes.** By checking this box and signing the application below, I acknowledge that I received the initial prospectus on computer readable compact disk "CD", and I am able to access the CD information. In order to retain the prospectus indefinitely, I understand that I must print it. I also understand that I may request a prospectus in paper format at any time by calling Customer Service at 1-800-789-7771, and that all subsequent prospectus updates and supplements will be provided to me in paper format, unless I enroll in AXA Equitable's Electronic Delivery Service.

X

Proposed Owner's Signature | Signed at: City, State | Date

X

Proposed Annuitant's Signature (if other than owner) | Signed at: City, State | Date

X

Proposed Joint Owner's Signature (if other than annuitant) | Signed at: City, State | Date

X

Proposed Joint Annuitant's Signature (if other than owner) | Signed at: City, State | Date

Registered representative section

Did you record how the customer acquired or accumulated their funds? . . ☐ Yes ☐ No

Does the proposed Insured have any existing life insurance or annuity contracts? . . . . ☐ Yes ☐ No

Do you have reason to believe that any existing life insurance or annuity has been or will be surrendered, withdrawn from, loaned against, changed or otherwise reduced in value, or replaced in connection with this transaction, assuming the certificate/contract applied for will be issued on the life of the Annuitant(s)/Owner(s)? . . . . ☐ Yes ☐ No

X

Primary Registered Representative Signature | Social Security Number or Rep. Code

Print Name | % | ( ) - Rep. Phone Number

Client Account Number at Broker-Dealer | Email Address | Broker-Dealer Name

X

Secondary Representative Signature | Social Security Number or Rep. Code

Print Name | % | ( ) - Rep. Phone Number

Registered Representative Use Only. Contact your home office for program information. ☐ **Option I.** ☐ **Option II.** ☐ **Option III.** ☐ **Option IV.** ☐ **Option V.** (Once selected, program cannot be changed.)